Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2023 RESULTS

VERO BEACH, Fla., (May 11, 2023) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended March 31, 2023.

First Quarter 2023 Highlights

●	Net income of $1.0 million, or $ 0.10 per common share
●	Book value per share of $1.31
●	Company to discuss results on Friday, May 12, 2023, at 10:00 AM ET

Management Commentary

Commenting on the first quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The economy and the outlook for monetary policy during the first quarter were very volatile.  While it is likely we are nearing the end of the accelerated policy removal period that began last March the outlook for monetary policy over the course of 2023 and beyond changed multiple times during the quarter, generating significant interest rate volatility, particularly in March. Beginning in early February, incoming economic data during the quarter was very strong and market pricing for Fed Funds over the course of the year continued to increase as the projected terminal rate eventually exceeded 5.5%.  Consistent with a policy rate that was likely to remain elevated for a considerable period, the yield on the 2-year U.S. Treasury reached 5.07% in early March.  In early March the outlook changed dramatically when two large regional banks failed, Silicon Valley Bank followed by Signature Bank, and were taken over by the FDIC. The market reaction to this development was rapid and significant.  The two-year U.S. Treasury yield decreased by approximately 130 bps in a little over two weeks.  Market pricing of Fed Funds at the end of 2023 reflected three or four 25 bps cuts.  The December 2023 contract price moved nearly 175 bps in the week after the failure of Silicon Valley Bank.  In sum, volatility across the entire rates market was extremely elevated, surpassing all previous periods since the 2008 financial crisis.

“Despite the elevated level of volatility during the quarter the performance for the Agency RMBS market was in line with most sectors of the fixed income markets during the first quarter of 2023 with the exception of investment grade and sub-investment grade corporate bonds.  However, the bank failures that occurred in March meaningfully impacted performance for the sector.  For the month of March, the return for the sector versus comparable duration SOFR swaps was -1.2%.  Across the 30-year, fixed-rate sector of the Agency RMBS market returns were uneven, as higher and lower coupons – over 4.5% and below 3.0% - trailed returns for the intermediate coupons.

“The failure of Silicon Valley Bank and Signature Bank led to their takeover by the FDIC. The FDIC took possession of approximately $114 billion of securities held by the two banks that the FDIC needs to liquidate.  These sales will occur over the balance of 2023.  Both the Company’s and Orchid’s portfolios contain a significant allocation to some of the securities to be sold, as does the Agency MBS index.  This poses a risk to Bimini in that the sales could affect the performance of Royal Palm’s portfolio and Orchid’s ability to raise additional capital, which would affect the level of management fees paid to Bimini Advisors.  Conversely, the positive aspect of the recent poor performance of Agency RMBS resulting from the liquidations is that such securities currently offer very attractive returns over a long-term horizon and therefore the potential for very attractive returns for both Royal Palm and Orchid.  On balance we view these developments as offering near term risk but offset by the long-term opportunity to acquire MBS assets at very attractive levels, potentially on the eve of a pivot by the Federal Reserve and lower funding costs later this year or in 2024.

“For the quarter, Orchid reported net income of $3.5 million, and its shareholders equity increased from $438.8 million at December 31, 2022 to $451.4 million at March 31, 2023. Increases in shareholders' equity may lead to additional management fees at Bimini Advisors in the near term since the management fees are a function of Orchid’s equity. Orchid’s share price increased during the quarter from $10.50 to $10.73, resulting in a $0.1 million dollar gain.  Orchid’s dividend was unchanged for the quarter.  Finally, advisory service revenues related to Bimini Advisors management of Orchid Island were $3.4 million in the first quarter of 2023 compared to $3.3 million in the fourth quarter of 2022.

“With respect to the MBS portfolio at Royal Palm, as was the case throughout most of the year our intention was to grow our cash position until we saw clear evidence the market had stabilized before redeploying our cash to resume growing the portfolio. While we did not add or sell any MBS during the first quarter of 2023, we likely will do so during the second quarter. We recorded $0.7 million of unrealized mark to market gains which were offset by paydowns of approximately $0.9 million.  The net of these was a $0.25 million decrease in the MBS portfolio.”

Details of First Quarter 2023 Results of Operations

The Company reported net income of $1.0 million for the three-month period ended March 31, 2023. Advisory service revenue for the quarter was $3.4 million. We recorded interest and dividend income of $0.8 million and interest expense on repurchase agreements of $0.5 million and long-term debt of $0.6 million. We recorded a $0.1 million mark to market gain on our shares of Orchid common stock and unrealized gains of $0.7 million on our MBS portfolio. The results for the quarter also included operating expenses of $2.3 million and an income tax provision of $0.3 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended March 31, 2023, Bimini’s statement of operations included a fair value adjustment of $0.1 million and dividends of $0.3 million from its investment in Orchid’s common stock. Also during the three months ended March 31, 2023, Bimini recorded $3.4 million in advisory services revenue for managing Orchid’s portfolio consisting of $2.6 million of management fees, $0.6 million in overhead reimbursement and $0.2 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2023 was $1.31. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2023, the Company's stockholders’ equity was $13.1 million, with 10,019,888 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2022	$42,974,607	$2,913,600	$5,229	$2,918,829	$45,893,436
Securities purchased	-	-	-	-	-
Return of investment	n/a	(93,524)	(356)	(93,880)	(93,880)
Pay-downs	(817,743)	n/a	n/a	n/a	(817,743)
Discount accreted due to pay-downs	29,461	n/a	n/a	n/a	29,461
Mark to market gains (losses)	662,857	(34,698)	499	(34,199)	628,658
Market Value - March 31, 2023	$42,849,182	$2,785,378	$5,372	$2,790,750	$45,639,932

The tables below present the allocation of capital between the respective portfolios at March 31, 2023 and December 31, 2022, and the return on invested capital for each sub-portfolio for the three-month period ended March 31, 2023. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2023
Market value	$42,849,182	$2,785,378	$5,372	$2,790,750	$45,639,932
Cash equivalents and restricted cash	5,088,842	-	-	-	5,088,842
Repurchase agreement obligations	(43,091,999)	-	-	-	(43,091,999)
Total(1)	$4,846,025	$2,785,378	$5,372	$2,790,750	$7,636,775
% of Total	63.5%	36.4%	0.1%	36.5%	100.0%
December 31, 2022
Market value	$42,974,607	$2,913,600	$5,229	$2,918,829	$45,893,436
Cash equivalents and restricted cash	6,773,799	-	-	-	6,773,799
Repurchase agreement obligations	(43,817,999)	-	-	-	(43,817,999)
Total(1)	$5,930,407	$2,913,600	$5,229	$2,918,829	$8,849,236
% of Total	67.0%	32.9%	0.1%	33.0%	100.0%

(1)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 6.9% and 0.8%, respectively, for the first quarter of 2023. The combined portfolio generated a return on invested capital of approximately 4.9%.

Returns for the Quarter Ended March 31, 2023
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (net of repo cost)	$(8,385)	$57,509	$194	$57,703	$49,318
Realized and unrealized (losses) gains	692,318	(34,698)	499	(34,199)	658,119
Hedge gains	(273,875)	n/a	n/a	n/a	(273,875)
Total Return	$410,058	$22,811	$693	$23,504	$433,562
Beginning capital allocation	$5,930,407	$2,913,600	$5,229	$2,918,829	$8,849,236
Return on invested capital for the quarter(1)	6.9%	0.8%	13.3%	0.8%	4.9%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the first quarter of 2023, the Company received approximately $0.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 5.0% for the first quarter of 2023. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
March 31, 2023	2.4	10.3	5.0
December 31, 2022	8.2	8.4	8.3
September 30, 2022	13.1	7.5	10.8
June 30, 2022	17.2	22.9	20.0
March 31, 2022	18.5	25.6	20.9

Portfolio

The following tables summarize the MBS portfolio as of March 31, 2023 and December 31, 2022:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
March 31, 2023
Fixed Rate MBS	$42,849	93.9%	4.07%	327	1-Aug-52
Structured MBS	2,791	6.1%	2.85%	297	15-May-51
Total MBS Portfolio	$45,640	100.0%	3.67%	325	1-Aug-52
December 31, 2022
Fixed Rate MBS	$42,974	93.6%	4.07%	329	1-Aug-52
Structured MBS	2,919	6.4%	2.84%	300	15-May-51
Total MBS Portfolio	$45,893	100.0%	3.67%	327	1-Aug-52

($ in thousands)
	March 31, 2023		December 31, 2022
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$33,862	74.2%	$33,883	73.8%
Freddie Mac	11,778	25.8%	12,010	26.2%
Total Portfolio	$45,640	100.0%	$45,893	100.0%

	March 31, 2023	December 31, 2022
Weighted Average Pass Through Purchase Price	$105.30	$105.30
Weighted Average Structured Purchase Price	$4.48	$4.48
Weighted Average Pass Through Current Price	$97.06	$95.58
Weighted Average Structured Current Price	$13.23	$13.37
Effective Duration (1)	4.387	4.323

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 4.387 indicates that an interest rate increase of 1.0% would be expected to cause a 4.387% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2023. An effective duration of 4.323 indicates that an interest rate increase of 1.0% would be expected to cause a 4.323% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2022. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of March 31, 2023, the Company had outstanding repurchase obligations of approximately $43.1 million with a net weighted average borrowing rate of 4.87%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $45.7 million and cash of approximately $0.1 million. At March 31, 2023, the Company’s liquidity was approximately $4.8 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at March 31, 2023.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Mirae Asset Securities (USA) Inc.	$23,778	55.1%	4.82%	1,284	12
Citigroup Global Markets, Inc.	9,287	21.6%	4.95%	605	17
Mitsubishi UFJ Securities, Inc.	4,427	10.3%	4.97%	442	18
South Street Securities, LLC	3,799	8.8%	4.90%	193	17
Marex	1,801	4.2%	4.78%	34	28
	$43,092	100.0%	4.87%	$2,558	15

(1)

Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2023, and December 31, 2022, and the unaudited consolidated statements of operations for the three months ended March 31, 2023 and 2022. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	March 31, 2023	December 31, 2022
ASSETS
Mortgage-backed securities	$45,639,932	$45,893,436
Cash equivalents and restricted cash	5,088,842	6,773,799
Orchid Island Capital, Inc. common stock, at fair value	6,106,132	5,975,248
Accrued interest receivable	199,702	204,018
Deferred tax assets, net	22,838,634	23,178,243
Other assets	4,515,883	4,292,207
Total Assets	$84,389,125	$86,316,951

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$43,091,999	$43,817,999
Long-term debt	27,410,274	27,416,239
Other liabilities	757,300	2,958,634
Total Liabilities	71,259,573	74,192,872
Stockholders' equity	13,129,552	12,124,079
Total Liabilities and Stockholders' Equity	$84,389,125	$86,316,951
Class A Common Shares outstanding	10,019,888	10,019,888
Book value per share	$1.31	$1.21

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2023	2022
Advisory services	$3,382,410	$3,075,362
Interest and dividend income	830,542	893,669
Interest expense	(1,054,205)	(287,308)
Net revenues	3,158,747	3,681,723
Other income (expense)	515,192	(6,358,304)
Expenses	2,328,857	2,025,479
Net income (loss) before income tax provision (benefit)	1,345,082	(4,702,060)
Income tax provision (benefit)	339,609	(1,222,476)
Net income (loss)	$1,005,473	$(3,479,584)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.10	$(0.33)
CLASS B COMMON STOCK	$0.10	$(0.33)

	Three Months Ended March 31,
Key Balance Sheet Metrics	2023	2022
Average MBS(1)	$45,766,683	$57,741,173
Average repurchase agreements(1)	43,454,999	56,846,344
Average stockholders' equity(1)	12,626,815	31,071,409

Key Performance Metrics
Average yield on MBS(2)	4.87%	3.40%
Average cost of funds(2)	4.68%	0.22%
Average economic cost of funds(3)	4.98%	1.52%
Average interest rate spread(4)	0.19%	3.18%
Average economic interest rate spread(5)	(0.11)%	1.88%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, May 12, 2023, at 10:00 AM ET at https://events.q4inc.com/attendee/542707495. Participants can receive dial-in information via email by following the link:

https://www.netroadshow.com/events/login?show=82d70b69&confId=50171

A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at https://ir.biminicapital.com

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com